UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  August 15, 2005

SKYWEST, INC.

(Exact name of registrant as specified in its charter)

Utah	0-14719	87-0292166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

444 South River Road St. George, Utah		84790
(Address of principal executive offices)		(Zip Code)

(435) 634-3000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             Entry Into A Definitive Material Agreement.

On August 15, 2005, SkyWest, Inc., a Utah corporation (the “Company”), Delta Air Lines, Inc., a Delaware corporation (“Delta”), and ASA Holdings, Inc., a Georgia corporation, entered into a Stock Purchase Agreement (the “Purchase Agreement”), providing for the acquisition by the Company of all of the issued and outstanding capital stock of Atlantic Southeast Airlines, Inc., a Georgia corporation (“ASA”).  ASA is a regional airline with market positions in the East Coast, Southeastern and Western United States markets.

Pursuant to the Purchase Agreement, $350 million will be payable to Delta at the closing of the transaction, representing $330 million of purchase price and $20 million relating to certain aircraft financing deposits.  An additional amount of $125 million, representing $95 million of purchase price and $30 million relating to certain aircraft financing deposits, will be payable to Delta at the earlier of (i) Delta’s completion of certain bankruptcy-related conditions, including the assumption by Delta of each of the SkyWest Airlines, Inc. and ASA Delta Connection Agreements (as defined in the Purchase Agreement), should Delta file for reorganization under Chapter 11 of the U.S. Bankruptcy Code, or (ii) four years after the closing.  The amounts in escrow will return to the Company upon the termination, rejection or invalidation by Delta in bankruptcy of either of the SkyWest Airlines or ASA Delta Connection Agreements.  The purchase price is subject to certain adjustments for working capital and other items.  The Purchase Agreement contains customary representations, warranties, covenants, and conditions, as well as indemnification provisions subject to specific limitations. The transaction is subject to regulatory approvals and is expected to close in September, 2005.  If the transaction has not closed by October 31, 2005, the Purchase Agreement shall terminate automatically, unless the Company and Delta otherwise agree.

The Company’s acquisition of ASA is currently expected to close during September 2005.  The Purchase Agreement contains customary representations and warranties by the parties.  Each of the parties makes various covenants, primarily relating to its activities and operations prior to the closing of the transaction, including cooperation in closing the transaction and the filing of regulatory materials required by the Department of Transportation and the Department of Justice.  Additionally, Delta covenants that ASA’s business will be conducted in the ordinary course, that ASA will not enter into various transactions or perform certain actions, including incurrence of debt or sales of assets, ASA will comply with the terms of its existing contracts, and ASA will notify the Company of the occurrence of various events, including material litigation, regulatory actions, and incidents expected to result in material damages or losses.

The obligations of the Company and Delta to close the transactions are subject to a number of conditions, including receipt of all applicable regulatory approvals or exemptions, absence of any law or litigation matter that prohibits or materially restrains the consummation of the transactions, and absence of any material adverse effect with respect to ASA.

Each of the Company and Delta agree to indemnify the other from damages suffered due to breaches of representations, warranties or covenants made in the Purchase Agreement, subject to customary minimum and maximum amounts.  Unless the parties mutually agree otherwise, the obligations of the parties under the Purchase Agreement will automatically terminate if the transactions contemplated have not closed by October 31, 2005.

At closing, the parties intend to enter into various other agreements, including with respect to certain services that Delta will provide to ASA for a transition period following closing.

In connection with the ASA and SkyWest Airlines Delta Connection Agreements and closing of the transactions contemplated by the Purchase Agreement, Delta or Comair, Inc., a wholly owned subsidiary of Delta, will lease or sublease 40 regional jet aircraft in total to ASA and SkyWest Airlines.  If either ASA or SkyWest Airlines terminates its Delta Connection Agreement as a result of a material breach by Delta, the aircraft leases and subleases to ASA or SkyWest Airlines, as applicable, will terminate at the same time.

The foregoing paragraphs provide a brief summary of selected provisions of the Purchase Agreement.

*      *      *

Forward-Looking Statements

In addition to historical information, this report and the exhibits attached hereto contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include statements regarding the timing and benefits of the proposed transaction, expected synergies, and anticipated future financial operating performance and results.  Such statements encompass the Company’s beliefs, expectations, hopes or intentions regarding future events.  Words such as “expects,” “intends,” “believes,” “anticipates,” “should,” “likely” and similar expressions identify forward-looking statements.  All forward-looking statements included in this report and the exhibits attached hereto are made as of the date hereof and are based on information available to the Company as of such date.  The Company assumes no obligation and does not intend to update any forward-looking statement. Actual results will vary, and may vary materially, from those anticipated, estimated, projected or expected for a number of reasons, including, among others: potential bankruptcy or restructuring proceedings involving Delta; satisfaction of closing conditions to the transaction, including conditions based upon governmental and regulatory actions; the failure to integrate the operations and employees of the Company and ASA and achieve the anticipated synergies as a result of the acquisition; the failure to accurately forecast acquisition-related costs; and the challenges of competing successfully in a highly competitive and rapidly changing industry.  Other factors that may cause actual results to vary from the Company’s expectations include developments associated with fluctuations in the economy and the demand for air travel; bankruptcy proceedings involving United Airlines, Inc.; ongoing negotiations between the Company and its major partners regarding their contractual relationships; variations in market and economic conditions; employee relations and labor costs; rapidly escalating fuel costs; the degree and nature of competition; SkyWest’s ability to expand services in new and existing markets and to maintain profit margins in the face of pricing pressures; aircraft deliveries; the Company’s ability to obtain financing; and other unanticipated factors.  Risk factors, cautionary statements and other conditions which could cause actual results to differ from the Company’s current expectations are contained in the Company’s filings with the Securities and Exchange Commission, including the risk factors set forth in the Company’s most recently filed Annual Report on Form 10-K and Quarterly Report on Form 10-Q.  All forward-looking statements are qualified in their entirety by this cautionary statement.

ITEM 8.01.         Other Events.

On August 15, 2005, the Company issued a press release announcing the Purchase Agreement.  A copy of the press release is attached hereto as Exhibit 99.1

ITEM 9.01          Financial Statements and Exhibits.

(c)   Exhibits.

Exhibit Number	Title of Document	Location

99.1	Press release dated August 15, 2005	Attached

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SKYWEST, INC.

Date: August 15, 2005	By:	/s/ Bradford R. Rich
Bradford R. Rich, Executive Vice President,
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated August 15, 2005